CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED

   We hereby consent to the use of our firm's name our opinion in the Proxy Statement/Prospectus included in this Registration Statement and to all references to our firm included in or made a part of this Registration Statement.

                                            Robert W. Baird & Co.
                                               Incorporated

                                            By: /s/ John G. Cornwell
                                                John G. Cornwell
                                                Vice President

January 13, 1994